AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 30th day of October, 2013, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended, (the “Fund Administration Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the CAN SLIM Select Growth Fund, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (the "USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the
Professionally Managed Portfolios Fund Administration Servicing Agreement

Name of Series                                                                       Date Added
CAN SLIM Select Growth Fund                                          9/26/2005

FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE at November 15, 2013
Domestic Funds
Annual fee based upon assets per fund*
♦ Under $[  ] million* - [  ]% of average daily net assets
♦ Over $[  ] million – [  ]% of average daily net assets
♦ Minimum annual fee:  $[  ]

Extraordinary services – quoted separately

Multiple Classes – Additional $[  ] per year per class.

ReportSource - $[  ]/month – Web reporting

Includes monthly fund performance reporting.  Daily performance reporting additional.

Plus out-of-pocket expenses, including but not limited to:
♦ Postage, Stationery
♦ Programming, Special Reports
♦ Proxies, Insurance
♦ EDGAR filing
♦ Retention of records
♦ Federal and state regulatory filing fees
♦ Certain insurance premiums
♦ Expenses from board of directors meetings
♦ Auditing and legal expenses
♦ Blue Sky conversion expenses (if necessary)
♦ All other out-of-pocket expenses

Fees are billed monthly
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit A.

NORTHCOAST ASSET MANAGEMENT, LLC

By:    /s/  Daniel Kraninger

Name:     Daniel Kraninger

Title:       President                                                         Date:         10/31/2013